     I N D E N T U R E made the 27th day of March, 2002, by and between
NORMAN E. ALEXANDER, having an office at 200 Park Avenue, New York, New York (sometimes hereinafter referred to as the "Grantor"), GAIL BINDERMAN, residing at 31 Monroe Avenue, Larchmont, New York, MARK ALEXANDER, residing at 25 Rockledge Avenue, Apartment PH 16 East, White Plains, New York, and SHARON ZOFFNESS, residing at 16 Broadmoor Road, Scarsdale, New York, (sometimes hereinafter referred to as the "Trustees").


                              W I T N E S S E T H :

     WHEREAS, the Grantor desires to create a trust of the property and for the purposes hereinafter mentioned,

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Grantor hereby transfers to the Trustees the property listed in Schedule A annexed hereto, the receipt of which is hereby acknowledged by the Trustees, and the Trustees agree to hold such property, IN TRUST, NEVERTHELESS, for the uses and purposes, for the term, and subject to the provisions, conditions, powers and agreements hereinafter set forth:

                  FIRST: From the date of this Indenture until the second anniversary of this Indenture (the "trust term"), the Trustees shall pay the Annuity Amount (as hereinafter defined) to the Grantor, or if the

Grantor is not living, to the legal representatives of the Grantor's estate. The Annuity Amount shall be paid annually on the day preceding the month and day on which this Indenture is executed for each year during the trust term and on the last day of the trust term. The Annuity Amount for each year shall be the following percentages of the initial fair market value, as of the date of this Indenture, of the assets contributed to fund the trust as finally determined for federal gift tax purposes.

                 Year in Which                        Percentage of Initial
             Anniversary Date Falls                     Fair Market Value
             ----------------------                   ---------------------
                      2003                                  49.28780%

                      2004                                  59.14536%

     In any event, the Annuity Amount for any year shall be paid not later than 105 days after the scheduled payment date for such year as hereinabove provided. The Annuity Amount shall be paid from income and, to the extent income is not sufficient, from principal. Any income not so paid shall be added to principal. Payments of the Annuity Amount for a period of less than a full year shall be prorated on a daily basis.

     The Trustees are authorized from time to time to pay to the Grantor or the legal representatives of the Grantor's estate such amounts as the Grantor or such legal representatives shall certify

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as being required to discharge the Grantor's tax liability (whether federal, state or otherwise) in respect of income realized by the trust and not distributed to the Grantor which is taxable to the Grantor, provided that this authority shall not be exercised pursuant to this paragraph or applicable state law if it conflicts with the intent of the Grantor as stated in the last paragraph of this Article.

     No additional contributions shall be made to the trust. The interest of the Grantor shall not be subject to commutation. During the trust term, no payment shall be made to any person other than the Grantor (or the Grantor's estate). The Trustees shall not issue a note, other debt instrument, option or other similar financial arrangement in satisfaction of the annuity payment obligation. If an incorrect payment of the Annuity Amount is made, the Trustees shall, promptly after the error is discovered, pay to the Grantor or the Grantor's estate in the case of an underpayment or collect from the Grantor or the Grantor's estate in the case of an overpayment, an amount equal to the difference between the amount which the Trustees should have paid the Grantor or the Grantor's estate and the amount which the Trustees paid the Grantor or the Grantor's estate. The fiscal year of the trust shall be the calendar year.

     The Grantor intends to create a trust in which the Grantor retains the right to receive a "qualified interest," as defined in

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section 2702(b)(1) of the Internal Revenue Code and the Regulations thereunder, and this Indenture shall be so interpreted and may be so amended by the Trustees in order to so qualify.

     Upon the expiration of the trust term, the Trustees shall distribute all property then belonging to the income and principal of the trust (other than any amount distributable to the Grantor or the Grantor's estate pursuant to the preceding paragraphs of this Article) as follows:

                                    A.      If the Grantor is then living,
                   then the Trustees shall hold and administer the income and principal of the trust as hereinafter provided in Article "SECOND" hereof.

                                    B.      If the Grantor is not then living,
                   then the Trustees shall distribute:

                                            1.        To  the  Grantor's  legal
                         representatives, to be disposed of as part of the Grantor's estate, a fractional share of such property having a numerator equal to the amount of such property includible in the Grantor's gross estate for federal estate tax purposes and a denominator equal to the value of the trust property as determined in the Grantor's federal estate tax proceeding;

                                            2.       The balance, if any, of
                         such property shall be distributed as follows:

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                                                     a.       If the  Grantor's
                         wife, MARJORIE ALEXANDER, is then living, then the balance thereof shall be held and administered as hereinafter provided in Article "SECOND" hereof.

                                                     b.       If the Grantor's
                         wife, MARJORIE ALEXANDER, is not then living, then the balance thereof shall be distributed to the Grantor's son, MARK ALEXANDER, and daughters, GAIL BINDERMAN and SHARON ZOFFNESS, who are then living, in equal shares, provided, however, that if GAIL BINDERMAN or SHARON ZOFFNESS is not then living but has issue then living, then her share hereof shall be distributed to her issue then living, in equal shares, per stirpes.

                   SECOND: Property directed to be held and administered as provided in this Article "SECOND" shall be held and administered as follows:

                                    A.      The  Trustees  shall hold and invest
                   the principal thereof and shall collect the income therefrom, and shall pay over the net income arising therefrom to GAIL BINDERMAN, MARK ALEXANDER and SHARON ZOFFNESS, in equal shares, until the death of the survivor of the Grantor and his wife, MARJORIE ALEXANDER.

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                                    B.      Upon the death of the survivor of
                   the Grantor and his wife, MARJORIE ALEXANDER, the trust shall be distributed to GAIL BINDERMAN, MARK ALEXANDER and SHARON ZOFFNESS, who are then living, in equal shares, provided, however, that if GAIL BINDERMAN or SHARON ZOFFNESS is not then living but has issue then living, then her share hereof shall be distributed to her issue then living, in equal shares, per stirpes.


                  THIRD: With respect to any property distributable absolutely to an infant remainderman, the Trustees in their sole and absolute discretion are authorized to retain possession of and manage the same during such infant's minority, with all the rights, powers and compensation of the Trustees hereunder, and from time to time to apply so much of the income and principal thereof to the use of said infant as they deem advisable, accumulating any balance of the income and adding the same to principal at convenient intervals; upon said infant's attaining majority (or upon his sooner death), the then principal and any accumulated income shall be distributed to said infant (or his or her estate); this power shall not affect the vesting of said property in said infant.
                  In determining the amount of income or principal applicable to the use of an infant, the Trustees are authorized to

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disregard the ability of the parent or parents of said infant to support said infant and to make payment of any income or principal applicable to the use of or payable to an infant: (1) to the Guardian (qualified in any jurisdiction) of the person or property of such infant; (2) to the parent or parents of such infant (whether or not legally appointed his or her Guardian); (3) to the extent permitted by law, to a Custodian for such infant under a Uniform Gifts to Minors Act or a Uniform Transfers to Minors Act; or (4) to apply the same for his or her benefit. The receipt of such Guardian, parent or Custodian, or the evidence of the application of such income or principal, shall be a full discharge to the Trustees for such payment.

                  FOURTH: The Trustees shall have the following power and authority, which shall be deemed supplemental to and not exclusive of the general powers and authority of trustees pursuant to law and which may be exercised by them at any time and from time to time as they in their absolute discretion deem advisable:

                                    A.      To hold and  retain  all or any part
                   of the trust created hereby in the form in which the same may be at the time of receipt by the Trustees as long as they may deem advisable, without liability for any loss resulting from lack of diversification. The Trustees shall be absolved and exonerated from any individual

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responsibility for any loss which may result to the trust in connection with their retention of any stock of Sequa Corporation.

                                    B.      To invest and  reinvest  any funds
         in the trust created hereby in any property, real or personal, of any kind or nature, including, without limitation, stocks, whether common or preferred, or otherwise, bonds, secured or unsecured obligations, mortgages, other securities, and interests in any of the foregoing, improved or unimproved real property or tangible personal property that they may, in their absolute discretion, deem advisable, without regard to any duty to diversify or to make such property productive of income, and in any manner, including by direct purchase, entry into a joint venture, creation of or purchase of an interest in any form of partnership or corporation or through any other form of participation or ownership, without being limited or restricted to investments prescribed or authorized for trustees by the laws of New York or any other state.

                                    C.      To sell, exchange, partition or
         otherwise dispose of, any property, real or personal, which may at any time form part of the trust created hereby.

                                    D.      To borrow money in connection with
         the administration of the trust created hereby; to execute promissory notes or other obligations for amounts so borrowed or for the

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         purchase of any property acquired by them, and to secure payment of any such amounts by mortgage or pledge of any real or personal property which may at any time form part of the trust created hereby.

                                    E.      To make loans in such amounts, upon
         such terms, secured or unsecured, at such rates of interest, and to such persons, firms or corporations as they may deem advisable.

                                    F.      To renew or extend the time of
         payment of any obligation, secured or unsecured, payable to the trust created hereby for as long a period or periods of time and on such terms as they may determine; and to adjust, settle, compromise and arbitrate claims or demands in favor of or against the trust created hereby.

                                    G.      In respect of any securities forming
         a part of the trust created hereby, including but not limited to the stock of Sequa Corporation which is contributed to the trust, to vote upon any proposition or election at any meeting, and to grant proxies to vote at any such meetings; to join in or become a party to any reorganization, readjustment, merger, voting trust, consolidation or exchange, and to deposit any such securities with any committee, depositary, trustee or otherwise, and to pay out of the trust any fees, expenses and assessments incurred in connection

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         therewith, and to charge the same to principal; to exercise conversion, subscription or other rights, or to sell or abandon such rights, and to hold any new securities issued as a result of any such readjustment, merger, voting trust, consolidation, exchange or exercise of conversion, subscription or other rights.

                                    H.      Whenever they are required or
         permitted to divide or distribute the trust created hereby, to make such division or distribution in kind or in money, or in part kind and in part money, without the consent of any beneficiary.

                                    The powers herein granted to the Trustees
are granted with the knowledge that conflicts of interest may arise with respect to one or more Trustees. Nevertheless, the Grantor intends that the Trustees in all respects exercise the powers and discretion herein conferred as fully and unrestrictedly as if there were no such conflicting interests. The Grantor therefore expressly exempts the Trustees from the adverse operation of any rule of law that might otherwise apply to them in the performance of their fiduciary duties by reason of conflict of interest and specifically directs that they shall not have any greater burden to justify their acts as Trustees by reason of conflict of interest than they would have in the absence of any conflict.

                 FIFTH: Any Trustee hereunder at any time may resign as Trustee without the permission of any court and without first

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accounting for his proceedings as such Trustee, by executing an instrument in writing to that effect and delivering the same to the other Trustee or Trustees, if any; to any person who shall be successor to the Trustee so resigning; and to the person or persons who are then entitled or eligible to receive the income of such trust or to the guardian or guardians of any such person or persons who may then be under disability, but such resignation shall not operate to relieve such Trustee of his obligation ultimately to account for his proceedings as such Trustee.

                 If any Trustee is under legal disability or by reason of illness or mental or physical disability is, in the written opinion of two physicians then practicing medicine, unable to properly manage his or her affairs, he or she shall be deemed incapacitated for the purposes of this Indenture. Any Trustee deemed incapacitated under the previous sentence shall be deemed rehabilitated when he or she is no longer under a legal disability or when, in the written opinion of two physicians then practicing medicine, he or she is able to properly manage his or her affairs. Upon rehabilitation, the individual shall resume the duties and powers he or she had prior to incapacity and his or her successor or substitute Trustee shall relinquish all powers and be relieved of all duties.

                  SIXTH: The persons acting as Trustees hereunder, by a written instrument signed and acknowledged by all Trustees then acting, are authorized at any time to designate an individual or a series of individuals to act as substitute or successor to any Trustee who shall die, resign, or cease to act as Trustee for any reason. In the event there is a single Trustee acting hereunder at any time, such Trustee shall appoint, by a duly signed and acknowledged written instrument, a co-Trustee to act with him or her so that there are at least two Trustees acting hereunder at all times. Any substitute or successor Trustee appointed pursuant to this Article shall be a descendant of the Grantor but shall not be the Grantor's daughter, LESLIE ALEXANDER, or a descendant of hers. Additionally, any substitute or successor Trustee appointed by a single Trustee acting hereunder shall not be a descendant of such Trustee. Any appointment of a successor or substitute Trustee pursuant to this Article may be revoked or changed prior to its becoming effective. No bond or other security shall be required of any Trustee or successor or substitute Trustee. The Grantor and his wife, MARJORIE ALEXANDER, shall not serve as Trustees hereunder.

                 No Trustee acting hereunder shall be entitled to compensation for services as Trustee, but each Trustee shall be entitled to reimbursement for expenses incurred in performing those services.

                 When more than one Trustee is acting hereunder, any Trustee may, by a signed and acknowledged written instrument filed with the trust records and delivered to the other Trustee or Trustees, delegate to any other Trustee from time to time the exercise of all or any of the powers conferred by this agreement, and during any period while such delegation is in effect, such delegating Trustee shall have no further responsibility with respect to the exercise of such powers. Any such delegation may be revoked by such delegating Trustee by a signed and acknowledged written instrument so filed and delivered.

                 When more than one Trustee is acting hereunder, any instrument to be executed on behalf of the Trustees, including any check issued by or to the order of the Trustees, may be made, executed, signed, endorsed or delivered by one of the Trustees, and any person, firm or corporation, including any bank, may rely upon and shall be protected in relying upon the signature of any Trustee so signing with the same force and effect as though all Trustees had signed.

                 All persons dealing with the Trustees, and all other persons relying upon or claiming under any instrument executed by the Trustees with respect to any trust property, shall be entitled to rely conclusively upon a Trustee's representations that the Trustee has the power to perform any act and to execute any instrument and to

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consummate any transaction, that the trust is in full force and effect, and that any instrument is executed in accordance with the provisions of this trust and is binding upon all Trustees and beneficiaries hereunder. No person dealing with the Trustees shall be obligated to see to the application of any property paid or otherwise transferred to the Trustees, to see that the terms of the trust have been complied with, to inquire into the necessity or advisability of any act of the Trustees, or to inquire, or be privileged to inquire, into any other matter.

                 The Trustees in carrying out their powers and performing their duties may act in their discretion and shall be personally liable only for fraud or acts or omissions in bad faith. The Trustees, however, shall never have personal liability for making or failing to make any discretionary distributions to any beneficiary or any election under any tax law. The Trustees shall not personally be liable for any act or omission of any agent or employee of the Trustees unless the Trustees have acted in bad faith in the selection and retention of such agent or employee. Any action undertaken by the Trustees shall be conclusive and binding upon all beneficiaries hereunder, whether present or future. No Trustee shall be liable for the acts or defaults of a co-Trustee.

                   Any successor or substitute Trustee at any time acting shall have all of the rights, powers, duties and obligations of the

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original Trustees. No bond or other security shall be required of any Trustee or successor or substitute Trustee.

                  SEVENTH: The Grantor declares that the trust hereby created is irrevocable and that this Indenture may not be altered, amended or modified. The Grantor shall have the right and power at any time (including during the term of the trust under Article "SECOND-A" hereof) to reacquire any asset of the trust if he shall simultaneously substitute therefor other property having an equivalent value. This power shall be exercisable by the Grantor in a nonfiduciary capacity and without the consent of any person in a fiduciary capacity.
                  EIGHTH: The trust created herein shall be governed by and construed in all respects in accordance with the laws of the State of New York. The Trustees shall not be required to account in any court outside of New York State.
                  NINTH:   This instrument may be executed in two or more
counterparts, all of which, when taken together, shall constitute a single instrument.

                  TENTH: The Trustees, by joining in the execution of this instrument, signify their acceptance of the said trust and agree to execute the same in accordance with the terms of this Indenture.

                  IN WITNESS WHEREOF, the parties hereto have set their respective hands as of the day and year first above written.

                                        /s/ Norman E. Alexander
                                      ---------------------------------
                                      NORMAN E. ALEXANDER, Grantor


                                       /s/ Gail Binderman
                                      ---------------------------------
                                      GAIL BINDERMAN, Trustee


                                       /s/ Mark Alexander
                                      ---------------------------------
                                      MARK ALEXANDER, Trustee


                                       /s/ Sharon Zoffness
                                      ---------------------------------
                                      SHARON ZOFFNESS, Trustee

STATE OF NEW YORK     )
                : ss.:
COUNTY OF NEW YORK    )

                  On the 27th day of March, in the year 2002, before me, the undersigned, personally appeared NORMAN E. ALEXANDER, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                                      /s/ Priscilla Cappiello
                                                     --------------------------
                                                            Notary Public


STATE OF NEW YORK     )
                 : ss.:
COUNTY OF NEW YORK    )

                  On the 27th day of March, in the year 2002, before me, the undersigned, personally appeared GAIL BINDERMAN, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                                  /s/ Priscilla Cappiello
                                                 -----------------------------
                                                         Notary Public

STATE OF NEW YORK    )
                  ss.:
COUNTY OF NEW YORK   )

                  On the 27th day of March, in the year 2002, before me, the undersigned, personally appeared MARK ALEXANDER, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.






                                                   /s/ Priscilla Cappiello
                                                  -----------------------------
                                                         Notary Public

STATE OF NEW YORK       )
                   : ss.:
COUNTY OF WESTCHESTER   )

                  On the 25th day of March, in the year 2002, before me, the undersigned, personally appeared SHARON ZOFFNESS, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                                  /s/ Carol Colvin
                                                 -----------------------------
                                                       Notary Public

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                                   SCHEDULE A
                                   ----------


                          Property Contributed to Trust
                          -----------------------------


         125,385 shares of Sequa Corporation Class A Common Stock

         347,438 shares of Sequa Corporation Class B Common Stock